SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                                 (Amendment No.)

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                           ELITE PHARMACEUTICALS, INC.
                           ---------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
                                       ---
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment Filing Fee (Check the appropriate box):

[X]  No fee required.

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(1)  Title of each class of securities to which transaction applies: N/A

(2)  Aggregate number of securities to which transaction applies: N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)  Proposed maximum aggregate value of transaction: N/A

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

(1)  Amount Previously Paid: N/A

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(3)  Filing Party: N/A

(4)  Date Filed: N/A


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                       [ELITE PHARMACEUTICALS LETTERHEAD]



March [__], 2004



Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Elite Pharmaceuticals, Inc. (the "Company") to be held at 10:00 a.m., Monday, April 19, 2004, at the Union League Club, the Grant Room, 38 East 37th Street, New York, New York 10016.

         This year you will be asked to consider the election of directors and proposals to: (i) amend the Company's Certificate of Incorporation to increase the shares of capital stock the Company is authorized to issue from 25,000,000 shares of common stock to 65,000,000 shares of common stock and 5,000,000 shares of preferred stock (ii) approve the adoption of the Company's Stock Option Plan;
(iii) ratify action of the Board of Directors to amend the price or terms of certain outstanding options and warrants and (iv) approve the prior sales in a private placement of 70,000 shares of Common Stock to two directors or their affiliates. The matters are explained more fully in the attached proxy statement, which you are encouraged to read.

         The Board of Directors recommends that you elect the directors nominated by the Board and approve the proposals and urges you to return your signed proxy card, or cards, at your earliest convenience, whether or not you plan to attend the annual meeting in the accompanying business reply envelope so that your shares will be represented at the annual meeting. This will not limit your right to vote in person or attend the meeting.

         Thank you for your continued interest in and support of your company.

                                    Very truly yours,


                                    Bernard Berk

                                    President and Chief Executive Officer


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


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                           ELITE PHARMACEUTICALS, INC.
                                 APRIL 19, 2004


NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Elite Pharmaceuticals, Inc. (the "Company", "Elite", "us" or "we") will be held at the Union League Club, the Grant Room, 38 East 37th Street, New York, New York, 10016 on April 19, 2004 at 10:00 a.m., to consider and act upon the following:

1. The election of five directors to serve for a period of one year and thereafter until their successors shall have been duly elected and shall have qualified.

2. A proposal to amend Company's Certificate of Incorporation to increase the number of authorized shares of capital stock from 25,000,000 shares of Common Stock to 65,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

3.   A proposal to approve the adoption of the Company's Stock Option Plan.

4. A proposal to ratify the action of the Board of Directors in amending the terms of certain outstanding options and warrants.

5. A proposal to approve the sales in December 2003 of 70,000 shares of Common Stock to two directors or their affiliates as part of a private placement.

6. The transaction of such other business as may properly come before the meeting or any adjournment thereof that were not known a reasonable time before the solicitation.

The Board of Directors has fixed the close of business on March 8, 2004 as the date for determining the stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

/s/ Mark I. Gittelman

Mark I. Gittelman
Secretary
Northvale, New Jersey

March __, 2004

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                           ELITE PHARMACEUTICALS, INC.

                                165 LUDLOW AVENUE

                           NORTHVALE, NEW JERSEY 07647

                                 PROXY STATEMENT
                                 ---------------
                         Annual Meeting of Stockholders
                            To Be Held April 19, 2004

                                  INTRODUCTION

This proxy statement is being furnished to stockholders of Elite Pharmaceuticals, Inc. (the "Company", "Elite", "us" or "we") in connection with a solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders to be held at the Union League Club, the Grant Room, 38 East 37th Street, New York, New York 10016 on Monday, April 19, 2004, at 10:00 a.m. and any adjournments or postponements thereof. At the meeting, the Board of Directors will propose that the Company's stockholders elect five nominees to the Board of Directors of the Company to serve until the next annual meeting of stockholders to be held and until their successors are elected and qualified, and proposals to (i) approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,00 shares of Common Stock to 65,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, (ii) approve the adoption of the Company's Stock Option Plan, (iii) ratify the amendment of certain outstanding options and warrants, (iv) approve the sales of an aggregate of 70,000 shares of the Company's Common Stock to two directors or their affiliates in a private placement completed in December 2003 and (v) vote on such other matters as may lawfully come before the meeting.

STOCKHOLDERS ENTITLED TO VOTE

Only holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on March 8, 2004 (the record date fixed by the Board of Directors) will be entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. At the close of business on the record date, there were 12,104,423 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each such share is entitled to one vote.

VOTING; REVOCATION OF PROXY; QUORUM AND VOTE REQUIRED

A form of proxy is enclosed for use at the Annual Meeting. Each proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Annual Meeting, by submitting a duly executed, later-dated proxy, or by attending the Annual Meeting and voting at the meeting. Attendance at the Annual Meeting is not by itself sufficient to revoke your proxy. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy. If the proxy is signed but no specification is given otherwise the shares will be voted FOR the Board's nominees for election to the Board of Directors and FOR each of the proposals referred to above.

A majority of the shares outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast "for" or "against" are

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


included. Abstentions and broker non-votes are counted for the purpose of determining whether a quorum is present at the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares of Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Accordingly, since the election of directors will be effected by a plurality vote, abstentions and broker non-votes will not affect the outcome of the election of directors. Since the affirmative vote of a majority of the outstanding shares is required to amend the Certificate of Incorporation, abstentions and broker non-votes will have the same effect as negative votes. Since approval of each of the proposals with respect to adoption of the Company's Stock Option Plan, ratification of the amendment of options and approval of sales of shares of Common Stock to Directors or their affiliates requires the affirmative vote of a majority of the shares cast in person or by proxy on the proposal abstentions will have the same effect as negative votes but broker non-votes will not affect the outcome.

Any stockholder who executes and delivers a proxy may revoke it at any time before it is voted by delivering a written notice of such revocation to the Secretary of the Company at the address of the Company set forth in this proxy statement, by submitting a properly executed proxy bearing a later date, or by appearing at the Annual Meeting and requesting the return of the proxy or by voting in person. In accordance with applicable rules, boxes and designated spaces are provided on the proxy card for stockholders to mark if they wish either to vote for or withhold authority on the election of any of the Directors and to vote for, against or abstain on each of the other proposals.

Stockholders vote at the Annual Meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the Annual Meeting to serve as inspector of election at the Annual Meeting and who has executed and verified an oath of office.

It is anticipated that this proxy statement, the enclosed proxy card and the Annual Report to Stockholders for the year ended March 31, 2003 will be mailed to the Company's stockholders on or about March [_], 2004.

COSTS AND METHOD OF SOLICITATION

Solicitation of proxies may be made by directors and officers of the Company by mail, telephone, facsimile transmission or other electronic media and in person for which they will receive no additional compensation. We will not solicit proxies via the Internet, such as Internet chat rooms and/or posting on websites. Solicitation of proxies may be made by directors, officers and regular employees of Elite. The entire cost of soliciting proxies will be borne by the Company. Upon request, the Company will reimburse the reasonable fees and expenses of banks, brokers, custodians, nominees and fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold shares of Common Stock.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership, as of March 8, 2004, of shares of Common Stock of each stockholder of the Company known to the Company, based upon such person's representations or publicly available filings, to own beneficially more than 5% of the shares of the Company's Common Stock as of that date:

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


As used in the table below and elsewhere in this proxy statement, the term beneficial ownership with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the next 60 days following the record date. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated. Unless otherwise noted, beneficial ownership consists of sole ownership, voting, and investment power with respect to all common stock shown as beneficially owned by them.

                                               Shares             Percentage of
Name and Address of Beneficial Owner      Beneficially Owned       Outstanding
------------------------------------      ------------------     ---------------
John A. Moore (1)                            1,224,218(1)             9.9
   c/o Elite Pharmaceuticals Inc.
   165 Ludlow Avenue
   Northvale, NJ 07647

Edson Moore Healthcare Ventures, Inc.        1,224,218(1)             9.9
   403 Marsh Lane
   Wilmington, DE 19804

Dr. Atul Mehta                               2,962,700(2)             21.8
   c/o Andrew Giles Freda, Esq.
   Edwards & Caldwell LLC
   1600 Route 208
   North Hawthorne, NJ 07647

Jerome Belson                                 905,100(3)              7.5
   495 Broadway
   New York, New York 10012


     (1) Represents (i) options personally held by Mr. Moore to purchase 310,000 shares and (ii) 914,218 shares of common stock beneficially owned by Edson Moore Healthcare Ventures, Inc. ("Edson Moore"), of which he is president and principal stockholder. The 914,218 shares of common stock are comprised of (i) 764,218 shares of common stock issued to Edson Moore upon the exchange of 12,915 shares of Series A Preferred Stock, par value $1.00 per share, of Elite Laboratories, Inc., (ii) the exercise of a warrant to purchase 100,000 shares of common stock (exercisable through October 17, 2005) at an exercise price of $18.00 per share and (iii) 50,000 shares acquired in a recent private placement, which acquisition is subject to the approval of stockholders at this Meeting. In view of the affiliation between Mr. Moore and Edson Moore the shares owned by one are deemed also beneficially owned by the other.

     (2) Based on information contained in a Schedule 13D filed on July 3, 2003 and a Form 4 Report filed on October 29, 2002 by Atul M. Mehta. Includes options to purchase 1,475,000 shares, of which Elite is contesting the viability of options to purchase 1,000,000 shares, and 312,200 shares owned by his wife, members of his family or an affiliate.

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


     (3) Based on information contained in a Schedule 13D, as amended, filed by Jerome Belson on November 15, 2002. Includes (i) 535,200 shares held by Jerome Belson, (ii) 53,900 shares held by Maxine Belson, wife of Jerome Belson, (iii) 7,000 shares held by Brianne Goldstein, daughter of Jerome Belson, (iv) 28,000 shares held by Majorie Belson, daughter-in-law of Jerome Belson, (v) 25,000 shares owned by the grandchildren of Jerome Belson and (vi) warrants to purchase 256,00 shares of common stock.


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


                              ELECTION OF DIRECTORS

BOARD OF DIRECTORS' NOMINEES

The holders of Elite's Common Stock will elect five directors at the Annual Meeting, each of whom will be elected for a one-year term. Unless a stockholder either indicates "withhold authority" on his proxy card or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election of the persons named in the table below to serve until the next annual meeting of stockholders and thereafter until their successors shall have been duly elected and shall have qualified. Discretionary authority is also solicited to vote for the election of a substitute for any of said nominees who, for any reason presently unknown, cannot be or refuses to be a candidate for election.

The Company's by-laws provide that the Board of Directors will consist of not less than three nor more than ten members, the actual number of directors to be determined by the Board from time to time. The Board of Directors has set the number of directors of the Board as of the Annual Meeting at five, a reduction from seven. Dr. Atul M. Mehta resigned in June 2003 as Chief Executive Officer, President and director, (see "Legal Proceedings" below) and the vacancy created by his resignation was filled in February 2004 by Mr. Bernard Berk who had been appointed Chief Executive Officer in July 2003. Mr. Donald S. Pearson, Mr. John
P. deNeufville and Mr. Richard Brown, each of whom is currently a Director, have not been proposed by the Board of Directors for re-election.

The nominees of the Board were selected by a Nominating Committee consisting of Messrs. Moore, Sichel and Aronson, all of whom except Mr. Moore at the time of the selection were independent directors. The appointment of the Nominating Committee was made on March 8, 2004. Accordingly the selection by the Committee of the Board's nominees was made with little investigation. In selecting each of the nominees for the five directors to be elected at the Meeting the Committee identified and evaluated the current Directors and their commitment to the policy of the Company and each individual's qualifications and availability. The Committee believes that a nominee for director of the Company should have an appropriate level of sophistication, knowledge and understanding of the Company and the industry, stockholder relations and finance and accounting for publicly held companies. The Committee also considered the need to select a nominee who had the appropriate experience and financial background who could qualify as an "audit committee financial expert" within the meaning of the rules under the Securities Exchange Act of 1934 and of the American Stock Exchange. The Company did not engage any third party to assist in the process of identifying or evaluating candidates. No candidate for nominee was put forward by stockholders; the Company currently does not have a process for considering candidates put forward by stockholders other than those who are directors of the Company.

The table below sets forth the names and ages, as of March 8, 2004, of each of the nominees, of whom Messrs. John A. Moore, Eric L. Sichel and Harmon Aronson are directors and Mr. Bernard Berk is a director and Chief Executive Officer of the Company, and the period during which each such person has served on the Board of Directors of the Company. Each of the nominees for director has agreed to serve if elected and has consented to being named in this Proxy Statement.

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NAME AND BUSINESS ADDRESS                AGE         DIRECTOR SINCE
-------------------------                ---         --------------

John A. Moore (1)                        38               2002

Eric L. Sichel                           44               2001
411 Highview Road
Engelwood, NJ 07631


Harmon Aronson                           60               1999
26 Monterey Drive
Wayne, NJ 07470

Bernard Berk (1)                         55               2004

Thomas Gifford                           35                 --
1612 Sheridan Drive
Wall, NJ  07753

(1) His address is c/o Elite Pharmaceuticals Inc., 165 Ludlow Avenue, Northvale, NJ 07647

The principal occupations and employment of each such person during the past five years is set forth below. In each instance in which dates are not provided in connection with a nominee's business experience, such nominee has held the position indicated for at least the past five years.

John A. Moore was elected Chairman of the Board in June 2003. He has been Chief Executive Officer and President of Edson Moore Healthcare Ventures, an investment entity, since July 2002. Since 1994, Mr. Moore has been Chief Executive Officer, President and a director of Optimer, Inc., a research based polymer development company. He is also a director of ImaRx Therapeutics, Inc. and Medi-Hut Co., Inc. Mr. Moore holds a B.A. in history from Rutgers University.

Harmon Aronson, Ph.D. has been employed since 1997 as the President of Aronson Kaufman Associates, Inc., a New Jersey-based consulting firm that provides manufacturing, FDA regulatory and compliance services to pharmaceutical and biotechnology companies. Its clients include United States and international firms manufacturing bulk drugs and finished pharmaceutical dosage products who are seeking FDA approval for their products for the US Market. Prior to 1997, Dr. Aronson was employed by Biocraft Laboratories, a leading generic drug manufacturer, rising to the position of Vice President of Quality Management; prior to that he held the position of Vice President of Non-Antibiotic Operations, where he was responsible for the manufacturing of all the firm's non-antibiotic products. Dr. Aronson holds a Ph.D. in Physics from the University of Chicago. He is also a director of Elite Research, Ltd. Other than Elite Research Ltd., no company with which Dr. Aronson was affiliated in the past was a parent, subsidiary or other affiliate of the Company.

Eric L. Sichel, M.D. has been since 1997, owner and President of Sichel Medical Ventures, Inc., a company that provides biotechnology company assessments and investment banking services. From 1995 through 1996, Dr. Sichel was a senior analyst in the biotechnology field for Alex Brown & Sons, Inc. Prior to that, Dr. Sichel was affiliated with Sandoz Pharmaceuticals Corp. in various capacities, including associate director of transplantation/immunology. Dr. Sichel holds an M.B.A. from Columbia University and an M.D. from UMDNJ--New Jersey Medical School, and is licensed to practice medicine by the State of New York.

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


Bernard Berk was appointed the Chief Executive Officer of the Company in June 2003 and a Director in February 2004. Mr. Berk has been the President and Chief Executive officer of Michael Andrews Corporation, a pharmaceutical management consultant firm, since 1996. From 1994 until 1996, Mr. Berk was President and Chief Executive Officer of Nale Pharmaceutical Corporation. From 1989 until 1994, Mr. Berk was Senior Vice President of Sales, Marketing and Business Development of Par Pharmaceuticals, Inc. Mr. Berk holds a B.S. from New York University.

Thomas Gifford, an attorney and a Certified Public Accountant, has been since 1997 Vice President of Century Capital Associates, LLC, of which he is a co-founder. Century Capital is engaged in providing strategic transaction and financial advisory services to emerging life science and technology companies. He also has been since February 2003 Chief Financial Officer, Executive Vice President and a director of Medi-Hut Co, Inc., a publicly traded medical products company. From 1995 to 1997 Mr. Gifford was a Manager and Associate Director of KPMG Health Ventures, a healthcare focused consulting group, and from 1990 to 1994 an accountant with KPMG Peat Marwick LLP engaged in auditing and financial due diligence services to public and private emerging technology companies and clients. He holds a B.S. CUM LAUDE from Rutgers University and a J.D. from Seton Hall University School of Law.

There is no family relationship between the persons nominated or chosen by the Company to become directors.

LEGAL PROCEEDINGS

      We had an employment agreement ("Employment Agreement") with our former President and Chief Executive Officer, Dr. Atul M. Mehta.

      On June 3, 2003, Dr. Mehta resigned from all positions, including as a director, that he held with us, while reserving his rights under his Employment Agreement and under common law. On July 3, 2003, Dr. Mehta instituted litigation against the Company and one of our directors, Mr. Moore, in the Superior Court of New Jersey for, among other things, allegedly breaching his Employment Agreement and for defamation, and claims that he is entitled to receive his salary through June 6, 2006. His salary would total approximately $1,000,000 through June 6, 2006.

      Prior to Dr. Mehta's resignation, a majority of the members of the Company's Board of Directors had notified Dr. Mehta that they believed that sufficient grounds existed for the termination of his employment for "severe cause" pursuant to his Employment Agreement. We have filed counterclaims against Dr. Mehta and have filed a motion to dismiss Mehta's claims and, as part of that motion, sought to compel Mehta to assign and transfer to the Company all patents in Mehta's name which were developed during his employment with us. Mr. Moore's motion to dismiss Mehta's claim against him individually was granted.

      In November 2003, a settlement was entered into the record of the Superior Court by counsel to the Company and to Mehta but is being contested by Mehta as having not been authorized by him. A hearing of his claim is scheduled to be held in March, 2004. If his claim to overturn the settlement is denied, the settlement will include a payment to Mehta of $400,000, payment of certain benefits for a two year period, a short term option in favor of the Company or its designee to acquire all of Mehta's shares of the Company at $2.00 per share, a required $100,000 non-refundable deposit payable by the Company toward the exercise price of such option, extension of expiration dates of certain options held by Mehta, Mehta's relinquishment of any rights to the Company's intellectual property, and Mehta's agreement to certain non-disclosure and non-competition covenants.

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BOARD MEETINGS

The Board of Directors of the Company had nine meetings and acted by unanimous written consent on other occasions during the fiscal year ended March 31, 2003. No incumbent director attended fewer than 75% of the aggregate of the meetings of the Board and its Audit Committee during that year.

COMMITTEES

The Board of Directors has an Audit Committee and, since March 2004, a Nominating Committee. The Board has no other standing committees. The Audit Committee members are Donald S. Pearson, Harmon Aronson and Eric L. Sichel. The Audit Committee had two meetings during the fiscal year ended March 31, 2003. The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which was included as an appendix to the Company's proxy statement sent to stockholders in connection with the annual meeting of stockholders held October 11, 2001.

The Company deems the members of its Audit Committee to be independent as independence is defined in Section 121(A) of the American Stock Exchange Listing Standards, as amended effective December 1, 2003.

Audit Committee Report: The following is the Audit Committee Report made by all its members. The Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee discussed with the independent auditors of the Company the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as modified or supplemented. The Audit Committee received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented. The Audit Committee discussed with the independent accountant the independent accountant's independence. Based upon the foregoing review and discussions, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for the last fiscal year ended March 31, 2003 as filed with the Commission.

The Nominating Committee is authorized to select the nominees of the Board of Directors for election as directors. The members are John A. Moore, Harmon Aronson and Eric L. Sichel. The nominees for election as Directors were selected by the Committee and approved by the Board of Directors.

COMPENSATION OF DIRECTORS

Each non-affiliated director receives $2,000 as compensation for each meeting of the Board of Directors attended.

See "Proposal to Ratify Amendments of Options and Warrants" for information as to options granted to directors.

On February 6, 2004, the Board of Directors authorized the payment of an annual fee of $125,000 to Mr. Moore as compensation for his services as Chairman of the Board.

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THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE FIVE
NOMINEES OF THE BOARD OF DIRECTORS DESCRIBED ABOVE.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the knowledge of the Company, there was no person who, at any time during the fiscal year ended March 31, 2003, was a director, officer, beneficial owner of more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934, who failed to file on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended March 31, 2003, except Richard
A. Brown who was late in filing a report on Form 3 with the Securities and Exchange Commission when he became a director of the Company on December 12, 2002.

                               EXECUTIVE OFFICERS

Our executive officers are Bernard Berk and Mark I. Gittelman.

Bernard Berk, age 55, was appointed Chief Executive Officer in June 2003 and a director in February 2004. See "Election of Directors - Board of Directors' Nominees" for his business background.

Mark I. Gittelman, age 42, CPA, the Chief Financial Officer, Secretary and Treasurer of the Company, is the President of Gittelman & Co., P.C., an accounting firm in Clifton, NJ. Prior to forming Gittelman & Co., P.C. in 1984, he worked as a certified public accountant with the international accounting firm of KPMG Peat Marwick, LLP. Mr. Gittelman holds a B.S. in accounting from New York University and a Masters of Science in Taxation from Farleigh Dickinson University. He is a Certified Public Accountant licensed in New Jersey and New York, and is a member of the American Institute of Certified Public Accountants ("AICPA"), and the New Jersey State and New York States Societies of CPAs. Other than Elite Labs, no company with which Mr. Gittelman was affiliated in the past was a parent, subsidiary or other affiliate of the Company.

      The Company entered into a three-year employment agreement effective July 23, 2003 with Mr. Berk providing for (i) his full time employment as Chief Executive Officer at an annual base salary of $200,000, (ii) the grant to him options which vest immediately to purchase 300,000 shares of Common Stock at a price of $2.01 per share, the closing share price on the American Stock Exchange on the date of grant and (iii) the grant of options to purchase an additional 300,000 shares at the $2.01 per share to vest on consummation of a "strategic transaction" while he is employed as Chief Executive Officer. The consummation of such transaction will result in the increase of his base annual salary to $310,140 effective with the consummation. A strategic transaction is defined as any one of the following transactions provided that the net value of the consideration to the Company or its stockholders determined in good faith by the Board of Directors is at least $10,000,000: (i) the sale of all or substantially all of the assets of the Company, (ii) a merger or consolidation or business combination, or (iii) the sale by the Company of debt or equity securities.

      Either party upon notice may terminate Mr. Berk's employment except that a termination by the Company without cause or because of his permanent disability or a termination by him for cause will result in severance pay in the form of the continuation of his base salary for the balance of the term or two years, whichever is longer, less in the event of termination for permanent disability the amount of payments under a disability insurance policy maintained by the Company. The Company is also to continue to pay during the foregoing period the premiums for life and disability insurance policies. Furthermore, in the event that Mr. Berk terminates his employment following a "change of control" event he is to receive, payable in 24 monthly installments, an amount which will depend on the fair value of the consideration determined in good faith by the Board of Directors received by the Company or stockholders from the "change of control" event less related expenses ("Net Fair Value") -- $500,000 if the Net Fair Value is $10 million or less; the greater of $500,000 or twice his then base annual salary, if the Net Fair Value is greater than $10,000,000 but not more than $20 million, or $1,000,000 if the Net Fair Value is greater than $20,000,000. A "change of control" event is (i) a merger or consolidation in which securities possessing more than 50% of the voting power is issued to persons other than the holders of voting securities of the Company immediately prior to the event, (ii) the sale, transfer or disposition of all or substantially all the assets of the Company, or (iii) the sale by the Company of securities to a third party.

      The agreement contains Mr. Berk's non-competition covenant for a period of one year from termination.

                         EXECUTIVE OFFICER COMPENSATION

The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the three years ended March 31, 2003, awarded or paid to, or earned by our former President and Chief Executive Officer, Dr. Atul M. Mehta. No other executive officer of the Company received compensation exceeding $100,000 during those periods. See "Certain Relationships and Related Transactions" for fees paid to an affiliate of Mark I Gittelman, Chief Financial Officer and Treasurer.

                           SUMMARY COMPENSATION TABLE

---------------------------------------------------------------- --------------------------------------------------------
                      Annual Compensation                                        Long Term Compensation
---------------------------------------------------------------- --------------------------------------------------------
     (a)          (b)         (c)          (d)          (e)           (f)              (g)           (h)         (i)
                                             -
  Name and     Fiscal       Salary        Bonus        Other       Restricted      Securities     LTIP        All Other
  Principal    year (1)                               Annual      Stock Awards     Underlying      Payouts   Compensation
  Position                                          Compensation                     Options
                                                        (5)
-------------- ---------- ------------ ------------ ------------ --------------- ---------------- ---------- ------------
Atul M.        2002-03    $330,140         --       $ 3,040            --              --            --           --
Mehta, Ph.D.   2001-02    $272,855         --       $83,856            --          50,000            --           --
former         2000-01    $248,050     $ 45,000     $ 3,040            --        425,000(3)(4)       --           --
President
and Chief
executive
Officer (2)
-------------- ---------- ------------ ------------ ------------ --------------- ---------------- ---------- ------------

      (1) The Company's fiscal year begins on April 1 and ends on March 31. The information is provided for each fiscal year beginning April 1.

      (2) Dr. Mehta resigned as an employee and as a director of Elite as of June 3, 2003.

      (3) On December 15, 2000, Dr. Mehta surrendered options for 425,000 shares of our common stock (exercisable at $7.00 per share) and in return received options for 425,000 shares of our common stock exercisable on January 2, 2001 and expiring January 1, 2006. The exercise price is 110% of the opening price of our common stock on January 2, 2001 adjusted upward to the nearest half dollar of $7.00. On January 2, 2001, our stock opened at $6.25 per share, therefore the exercise price for the stock subject to these options is $7.00 per share.

      (4) By action on February 21, 2002, our Board of Directors corrected a clerical error in options for 425,000 shares of our common stock previously granted to Dr. Mehta. This correction did not result in any additional shares being subject to options held by Dr. Mehta, any change in the exercise price or a change in any other material terms.

      (5) Other Annual Compensation represents use of a company car, premiums paid by the Company for life insurance on Dr. Mehta's life for the benefit of his wife and the purchase price of $80,856 for options acquired from Dr. Mehta.

    OPTION GRANTS TO AND EXERCISED BY EXECUTIVE OFFICERS IN LAST FISCAL YEAR

      No options were granted to or exercised by executive officers of the Company during the fiscal year ended March 31, 2003.

                 SHARES       VALUE        NUMBER OF SHARES UNDERLYING     VALUE OF UNEXERCISED IN-THE-MONEY
     NAME       EXERCISED    REALIZED    UNEXERCISED OPTIONS AT YEAR-END         OPTIONS AT YEAR-END(1)
     ----       ---------    --------    -------------------------------   ---------------------------------
                                         EXERCISABLE       UNEXERCISABLE   EXERCISABLE         UNEXERCISABLE
                                         -----------       -------------   -----------         -------------
Atul M. Mehta(2)   -0-          $0        1,025,000           450,000          $0                   $0

(1) The dollar values are calculated by determining the difference between $1.53 per share, the fair market value of the common stock at March 31, 2003, and the exercise price of the respective options.

(2)   Dr. Mehta resigned as an officer/employee and director as of June 3, 2003.

See "Proposal to Ratify Amendments of Options and Warrants" for information as to reductions in July 2003 and March 2004 of the exercise price of options granted to directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company is a party to an agreement whereby fees are paid to Gittelman & Co., P.C., a company wholly owned by Mark I. Gittelman, the Company's Chief Financial Officer, Secretary and Treasurer, in consideration for services rendered by Mr. Gittelman in his capacity as Chief Financial Officer and Treasurer. For the fiscal years ended March 31, 2003, 2002 and 2001, the fees paid to that company were $167,544, $91,260 and $82,639, respectively.

We also have contractual relationships with Harmon Aronson and Donald Pearson, directors of the Company, or entities that they control, with respect to referral and consulting arrangements. For the fiscal years ended March 31, 2003 and 2002, we paid $38,400 and $12,800 to Mr.

Pearson, respectively for these services. No payment was required to be made to Mr. Aronson. The arrangement with Mr. Pearson expired in December 2003.

See "Executive Officers" for information as to an employment agreement with Bernard Berk.

                  SECURITY OWNERSHIP OF OUR DIRECTORS, NOMINEES
                             AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 8, 2004 by (i) each director, nominee for director, and named executive officer and (iii) all executive officers and directors as a group. On such date, we had 12,104,423 shares of common stock outstanding. Shares not outstanding but deemed beneficially owned by virtue of the right of any individual to acquire shares within 60 days are treated as outstanding only when determining the amount and percentage of common stock owned by such individual. Each person has sole voting and investment power with respect to the shares shown, except as noted. Unless otherwise indicated, the address of the person named is c/o Elite Pharmaceuticals, Inc., 165 Ludlow Avenue, Northvale, New Jersey 07647.

                                                      Number of    Percentage of
           Name and Address                             Shares         Class
           ----------------                             ------         -----

Donald S. Pearson, Director (1)                        88,750(1)           **
981 Harbor Club
Circle W, 01
Memphis, Tennessee 38103

Harmon Aronson, Director*                              70,000(2)           **

Eric L. Sichel, Director*                              60,000(3)           **

John P. deNeufville, Director                         356,100(4)           2.9%
197 Meister Avenue
North Branch, New Jersey 08876

John A. Moore, Chairman of the Board                1,224,218(5)           9.9%


Richard A. Brown, Director                            471,500(6)           3.8%
P.O. Box 870
Longboat Key, Florida 34228

Mark I. Gittelman, CFO, Treasurer and Secretary        10,000(7)           **
300 Colfax Avenue
Clifton, New Jersey 07013

Bernard Berk, Director and Chief Executive Officer    300,000(8)           2.4%

Thomas Gifford*                                            --              --

Dr. Atul Mehta                                      2,480,700(9)          18.1%
   c/o Andrew Giles Freda, Esq
   Edwards & Caldwell LLC
   1600 Route 208
   North Hawthorne, NJ 07647


All Directors and Officers as a group               2,570,568(10)         19.6
-------------------------------------

* See "Election of Directors - Board of Directors Nominees" for his address ** Less than 1% of outstanding shares


(1)   Includes options to purchase 70,000 shares.

(2)   Comprised of options to purchase 70,000 shares.

(3) Represents options to purchase 40,000 shares and 20,000 shares owned as co-tenant with Dana Cernea.

(4) Comprised of (i) 331,100 shares held in trust for his benefit and (ii) options to purchase 35,000 shares.

(5)   See "Principal Stockholders", note 1.

(6) Comprised of (i) options to purchase 10,000 shares, 125,000 Class B Warrants and 261,500 shares of common stock held by Richard A. Brown, and
      (ii) 50,000 shares of common stock and 25,000 Class B Warrants held by the Alexander Brown Trust.

(7)   Comprised of options to purchase 10,000 shares.

(8)   Comprised of options to purchase 300,000 shares.

(9)   See "Principal Stockholders", note 2.

(10)  Includes options and warrants to purchase an aggregate of 995,000 shares.

      Except as otherwise set forth, information on the stock ownership of each person was provided to the Company by such person.

      Other than the proposed Stock Option Plan, the Company does not have any compensation plans or arrangements benefiting employees or non-employees under which equity securities of the Company are authorized for issuance in exchange for consideration in the form of goods or services. See "Proposal to Approve Stock Option Plan".

      The Company is informed and believes that as of January 16, 2004, Cede & Co. held 6,650,063 shares of the Company's common stock as nominee for Depository Trust Company, 55 Water Street, New York, New York 10004. It is our understanding that Cede & Co. and Depository Trust Company both disclaim any beneficial ownership therein and that such shares are held for the account of numerous other persons, no one of whom is believed to beneficially own five percent or more of the common stock of the Company.

COMPARATIVE STOCKHOLDER RETURN

      The graph which follows compares the yearly percentage change in the Company's cumulative total stockholder return on its common stock with the cumulative total stockholder return of (1) all United States companies traded on the American Stock Exchange (where the Company's common stock is now traded) and
(2) 51 companies traded on the American Stock Exchange which carry the Standard Industrial Classification (SIC) code 283 (Pharmaceuticals). The graph was prepared by the Center for Research in Security Prices at the University of Chicago Graduate School of Business, Chicago, IL.

      The stock of the Company was traded on the NASDAQ over-the-counter bulletin board from July 23, 1998 until February 24, 2000. The stock of the Company began trading on the American Stock Exchange on February 24, 2000. The Company's fiscal year ends on March 31.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                              PERFORMANCE GRAPH FOR
                           ELITE PHARMACEUTICALS, INC.

               Produced on 02/4/2004 including data to 03/31/2003

      [THE FOLLOWING DATA APPEARED AS A LINE CHART IN THE PRINTED MATERIAL]

--------------------------------------------------------------------------------
                  Legend

Symbol      CRSP Total Returns Index for:  03/2000   03/2001   03/2002   03/2003
------      -----------------------------  -------   -------   -------   -------
[Box]       Elite Pharmaceuticals, Inc.    83.2      41.1      57.9      11.4
[Star]      AMEX Stock Market (US          104.9     82.9      84.0      66.3
            Companies)
[Triangle]  AMEX Stocks (SIC 2830-2839     81.9      48.0      33.8      18.8
            US Companies) Drugs

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.    The index level for all series was set to $100.0 on 2/24/2000.

--------------------------------------------------------------------------------
Prepared  by CRSP  (www.crsp.uchicago.edu),  Center  for  Research  in  Security
Prices, Graduate School of Business, The University of Chicago. Used with permission.

                          ITEM 2. PROPOSAL TO INCREASE
                            AUTHORIZED CAPITAL STOCK

      The Company is authorized to issue 25,000,000 shares of Common Stock, par value $.01 per share. The Company's Board of Directors adopted subject to stockholder approval an amendment (the "Amendment") to the Company's Certificate of Incorporation that would increase the authorized shares of Company's capital stock from 25,000,000 shares of Common Stock to 65,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. If the amendment is approved by Company's stockholders, the first sentence of ARTICLE FOURTH of Company's Certificate of Incorporation will read as follows:

      FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is Seventy Million (70,00,000) shares, consisting of Five Million (5,000,000) shares of Preferred Stock each with a $.01 par value, and Sixty-Five Million (65,000,000) shares of Common Stock each with a par value of $.01 per share.

      On March 8, 2004, the Company had 12,104,423 outstanding shares of Common Stock, exclusive of 100,000 treasury shares, and 3,844,302 shares reserved for issuance upon exercise of outstanding options and warrants and the 1,500,00 shares to be reserved if the proposal to approve the Company's Stock Option Plan is adopted.

      The purpose of the proposed increase is to provide more shares for general corporate purposes, including raising additional capital, stock issuances under employee stock option plans, possible future acquisitions and stock dividends and splits. The Board of Directors believes that an increase in the total number of shares of authorized capital stock will help the Company to meet its future needs and give it greater flexibility in responding quickly to advantageous business opportunities.

      The Company explores opportunities for acquisitions of related businesses, including acquisitions made by an exchange of shares of common stock. The Company announced in August, 2003 that the Board of Directors had authorized negotiations with Nostrum Pharmaceuticals Inc., a private company engaged in the development of drug delivery products and systems ("Nostrum") of an agreement to effect an acquisition of Nostrum by means of its merger with a wholly owned subsidiary of the Company, for such number of shares of Common Stock of the Company as will equal three times the number of shares of Common Stock outstanding immediately prior to the effectiveness of the merger and the issuance of options to purchase a significant number of additional shares. While negotiations are continuing there is no assurance that an agreement will be consummated or if consummated that it will not provide for a greater number of securities to be issued. In any event should an agreement be executed, the consummation of the acquisition will require stockholder approval of the transaction and possibly a further amendment of Article FOURTH to provide a materially greater number of authorized shares of common stock than the 65,000,000 shares to be authorized in the Amendment. Except for the foregoing, there are no present plans, understandings, or agreements, however, for issuing a material number of additional shares of Common Stock from the currently authorized shares of Common Stock or the additional shares of stock proposed to be authorized under the Amendment, although acquisitions may, in the future, be made for an exchange of stock.

      Upon the approval of the Amendment, the Company's Board of Directors also will have the authority to issue 5,000,000 shares of Preferred Stock in one or more series and to fix the powers, designations, rights, preferences and restrictions thereof, including dividend rights, conversion rights, voting rights, redemption terms, liquidation preferences and the number of shares constituting each such series, without any further vote or action by the Company's stockholders. The Company currently has no plans to issue any shares of Preferred Stock.

      The Company's issuance of shares of Common Stock or Preferred Stock, including the additional shares that will be authorized if the proposed Amendment is adopted, may dilute the equity ownership position of current holders of Common Stock and may be made without stockholder approval, unless otherwise required by applicable laws or stock exchange regulations. Under existing American Stock Exchange regulations, and except as stated below, approval of holders of a majority of the shares of common stock voting would be required for any transaction or series of related transactions that would result in the original issuance of additional shares (or securities convertible into shares of common stock) (i) if the number of shares of Common Stock to be issued (including shares issuable upon conversion of convertible securities issued and issuable upon exercise of warrants, options or rights issued) is 20% or more of the number of shares outstanding before the issuance; or (ii) if the issuance would result in a change in control of the Company. The stockholder approval requirement does not apply to any public offering for cash or to any bona fide private financing involving a sale of common stock for cash at a purchase price or conversion or exercise price at least as great as both the book and market value of the Company's Common Stock.

      The additional authorized but unissued shares of the Company's Common Stock or the issuance of one or more series of Preferred Shares that would become available if the Amendment is approved could be used to make a change in control of the Company more difficult and expensive. Under certain circumstances, such shares could be used to create impediments to or frustrate persons seeking to cause a takeover or to gain control of the Company. Such shares could be sold to purchasers who might side with the Board in opposing a takeover bid that the Board determines not to be in the best interests of its stockholders. The Amendment might also have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Company's Common Stock, to acquire control of the Company with a view to consummating a merger, sale of all or part of the Company's assets, or a similar transaction, since the issuance of new shares could be used to dilute the stock ownership of such person or entity. The Company has no present plans to issue any series of Preferred Stock.

RECOMMENDATION; VOTE REQUIRED

      The Board of Directors believes that the approval of the Amendment is in the best interests of the stockholders of the Company. Approval requires a vote in favor of the Amendment by the holders of a majority of the Company's outstanding shares of Common Stock.

              THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
          VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF
                INCORPORATION TO INCREASE THE AUTHORIZED SHARES

                  ITEM 3. PROPOSAL TO APPROVE STOCK OPTION PLAN

      On March 8, 2004 the Board of Directors adopted the Company's 2004 Stock Option Plan of the Company (the "Plan") subject to stockholder approval. The Plan authorizes the grant of options with respect to up to 1,500,000 shares of Common Stock to employees and directors of the Company or its subsidiaries and individuals performing consulting services to the Company or a subsidiary.

      On March 8, 2004 the Board of Directors granted ten year incentive stock options under the Plan exercisable at a price of $3.00 per share to Mr. Mark I. Gittelman to purchase 10,000 shares and to non-executive employees to purchase 9,000 shares.

      The Company may grant options under the Plan to current employees who hold options with exercise prices higher than the options to be granted; such options to be non-exercisable prior to the date of approval of the Plan by stockholders and the surrender of the options containing the higher exercise price. No options granted prior to the stockholder approval in substitution of previously granted options will be made to any officer or director of the Company.

      To the extent any of the options granted or to be granted under the Plan expire or terminate without being exercised they may be subject to future grants under the Plan.

      The following table sets forth information regarding options previously granted by the Company (exclusive of warrants previously sold along with shares of Common Stock in private placements by the Company) to each of the Company's executive officers named under the Summary Compensation Table under "Executive Compensation", all current executive officers as a group, all current directors who are not executive officers as a group and all employees other than executive officers as a group:

                                                                     Number of
                                                                   Stock Options
                                                                     Previously
      Name and Position                                                Granted
      -----------------                                            -------------
      Atul Mehta, Former President and
        Chief Executive Officer (1).............................    1,475,000(1)
      Bernard Berk .............................................      600,000(2)
      Executive Officer Group (2 persons).......................      610,000
      Non-Executive Directors Group (6 persons).................      655,000
      Non-Executive Officer Employee Group(13 persons)..........      403,050

----------

      (1) Dr. Mehta's employment terminated in June, 2003. The Company is contesting the viability of options to purchase 1,000,000.

      (2) Mr. Berk was appointed Chief Executive Officer in June 2003. The options include 300,000 options which may not be exercised prior to the occurrence of a "strategic event". See "Executive Officers".

      The Company believes that the Plan will be important in attracting and retaining individuals with good ability to service the Company, motivating their efforts and serving the business interests of the Company, while reducing the cash payments which the Company would otherwise be required to make to accomplish such purposes.

      The Plan may not be amended to increase the maximum number of shares which may be granted under the Plan (except under the anti-dilution provisions contained therein) or to change the class of persons to whom options may be granted without the affirmative vote of holders of the Company's Common Stock.

      The last reported sale price of the Company's Common Stock (symbol ELI) on the American Stock Exchange on March 9, 2004, was $2.90 per share. The proceeds received by us upon the exercise of the stock options granted under the Plan will be used for general corporate purposes.

FINANCIAL STATEMENT TREATMENT OF OPTIONS

Currently, the Company expenses the fair value of equity-based awards, such as stock options and warrants, granted or modified after April 1, 2002 in accordance with accounting principles generally accepted in the United States of America. Modifications such as lowering the exercise prices or extending the expiration dates could result in material additions to the Company's non-cash expenses.

SUMMARY OF THE PLAN

      The full text of the Plan is set forth in Appendix A to this Proxy Statement. The following summary of the provisions of the Plan is qualified in its entirety by reference to the text of the Plan.

OPTIONS AUTHORIZED

      The Plan permits the Company to grant both incentive stock options ("Incentive Stock Options" or "ISOs") within the meaning of Section 422 of the Code, and other options which do not qualify as Incentive Stock Options (the "Non-Qualified Options").

      The aggregate number of shares of Common Stock reserved for issuance under the Plan is 1,500,000, of which 403,050 shares will be initially reserved for issuance upon the exercise of stock options which may be issued to holders of outstanding options previously granted by the Company having exercise prices higher than the newly granted options; such grants will be subject to the cancellation of those previously granted options. To the extent that stock options previously granted are not surrendered for cancellation then options exercisable for that same number of shares of Common Stock will be available for grant under the Plan.

         Unless earlier terminated by the Board of Directors, the Plan (but not outstanding options) terminate on March 1, 2014, after which no further awards may be granted under the Plan. The Plan will be administered by the full Board of Directors or, at the Board's discretion, by a committee of the Board consisting of at least two persons who are "disinterested persons" defined under Rule 16b-2(c)(ii) under the Securities Exchange Act of 1934, as amended (the "Committee").

      Recipients of options under the Plan ("Optionees") are selected by the Board or the Committee. The Board or Committee determines the terms of each option grant including (1) the purchase price of shares subject to options, (2) the dates on which options become exercisable and (3) the expiration date of each option (which may not exceed ten years from the date of grant). The minimum per share purchase price of options granted under the Plan is for Incentive Stock Options is the fair market value (as defined in the Plan) or for Nonqualified Options is 85% of Fair Market Value of one share of the Common Stock on the date the option is granted.

      Optionees will have no voting, dividend or other rights as stockholders with respect to shares of Common Stock covered by options prior to becoming the holders of record of such shares. The purchase price upon the exercise of options may be paid in cash, by certified bank or cashier's check, by tendering stock held by the Optionee, as well as by cashless exercise either through the surrender of other shares subject to the option or through a broker. The total number of shares of Common Stock available under the Plan, and the number of shares and per share exercise price under outstanding options will be appropriately adjusted in the event of any reorganization, merger or recapitalization of the Company or similar corporate event.

      The Board of Directors may at any time terminate the Plan or from time to time make such modifications or amendments to the Plan as it may deem advisable and the Board or Committee may adjust, reduce, cancel and regrant an unexercised option if the fair market value declines below the exercise price except as may be required by any national stock exchange or national market association on which the Common Stock is then listed. In no event may the Board, without the approval of stockholders, amend the Plan to increase the maximum number of shares of Common Stock for which options may be granted under the Plan or change the class of persons eligible to receive options under the Plan.

      Subject to limitations set forth in the Plan, the terms of option agreements will be determined by the Board or Committee, and need not be uniform among Optionees.

      FEDERAL INCOME TAX CONSEQUENCES. The following is a brief discussion of the Federal income tax consequences of transactions under the Plan. This discussion is not intended to be exhaustive and does not describe state or local tax consequences.

INCENTIVE OPTIONS

      No taxable income is realized by the Optionee upon the grant or exercise of an Incentive Option, except as noted below with respect to the alternative minimum tax. If Common Stock is issued to an Optionee pursuant to the exercise of an Incentive Option, and if no disqualifying disposition of such shares is made by such Optionee within two years after the date of grant or within one year after the transfer of such shares to such Optionee, then (1) upon sale of such shares, any amount realized in excess of the option price will be taxed to such Optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the Optionee's employer for Federal income tax purposes.

      Except as noted below for corporate "insiders," if the Common Stock acquired upon the exercise of an Incentive Option is disposed of prior to the expiration of either holding period described above, generally (1) the Optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares and (2) the Optionee's employer will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the Optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

      Subject to certain exceptions for disability or death, if an Incentive Option is exercised more than three months following termination of employment, the exercise of the Option will generally be taxed as the exercise of a Non-qualified Option.

      For purposes of determining whether an Optionee is subject to any alternative minimum tax liability, an Optionee who exercises an Incentive Option generally would be required to increase his or her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the Optionee had exercised a Non-qualified Option. Each Optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her "regular" income tax liability. As a result, a taxpayer has to determine his potential liability under the alternative minimum tax.

NON-QUALIFIED OPTIONS

      Except as noted below for corporate "insiders," with respect to Non-qualified Options: (1) no income is realized by the Optionee at the time the Option is granted; (2) generally, at exercise, ordinary income is realized by the Optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the Optionee's employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

SPECIAL RULES APPLICABLE TO CORPORATE INSIDERS

      As a result of the rules under Section 16(b) of the Exchange Act, "insiders" (as defined in the Securities Exchange Act of 1934), depending upon the particular exemption from the provisions of Section 16(b) utilized, may not receive the same tax treatment as set forth above with respect to the grant and/or exercise of options. Generally, insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular option. Insiders should check with their own tax advisers to ascertain the appropriate tax treatment for any particular option.

      BENEFITS. Inasmuch as awards to all participants under the Plan will be granted at the sole discretion of the Board or Committee, such benefits under the Plan are not determinable. Compensation paid and other benefits granted in respect of the fiscal year ended March 31, 2003 to the named executive officer are set forth in the Summary Compensation Table.

      VOTE REQUIRED; RECOMMENDATION. Approval of the adoption of the Plan will require the affirmative vote of the holders of a majority of the shares of the Common Stock of the Company present, in person or by proxy, at the Annual Meeting.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES FOR THE PROPOSAL TO APPROVE THE STOCK OPTION PLAN.

                    ITEM 4. PROPOSAL TO APPROVE AMENDMENTS OF
                    CERTAIN OUTSTANDING OPTIONS AND WARRANTS

      In October 2003, the American Stock Exchange (the "Amex") amended its Rules to require stockholder approval of material amendments to a stock option plan or other equity compensation arrangements pursuant to which options or stock may be acquired by officers, director or employees, subject to certain limited exceptions

      From time to time the Board of Directors has amended the provisions of outstanding options and warrants issued to officers, directors or employees of, or consultants to, the Company.

      On June 6, 2003 the Board of Directors reduced the exercise price of options to purchase 30,000 shares of the Company's Common Stock granted on January 31, 2003 to each of the following Directors: Messrs. Harmon Aronson, Richard A. Brown, John P. deNeufville, John A. Moore, Donald S. Pearson and Eric
L. Sichel from $6.50 to $2.21 per share, which was 110% of the closing per share sale price of the Common Stock on the American Stock Exchange on the date of the amendment. These options vest as follows: 10,000 shares on December 12, 2003, 10,000 shares on December 12, 2004 and 10,000 shares on December 12, 2005. The options expire at the earlier to occur of: (1) January 31, 2013; or (2) the date one year after the optionee ceases to be a director of or a consultant or advisor of the Company. On February 6, 2004, the

Board of Directors authorized a further amendment to all the options held by Messrs. Brown (30,000 shares), deNeufville (55,000 shares) and Pearson (90,000 shares) to extend their expiration date to a date two years following the Annual Meeting. The options otherwise would have terminated upon the end of their services as a Director. On March 8, 2004 the Board of Directors amended those options held by Directors which contained an exercise price greater than $2.21 to reduce their exercise price to $2.21 per share.

                     Shares Subject       Date of       Original      Expiration
     Name          to Amended Options      Grant     Exercise Price      Date
     ----          ------------------      -----     --------------      ----

Donald Pearson          30,000            7/1/99           $6.00         *
                        30,000            1/2/01           $6.50         *
Harmon Aronson          30,000            7/1/99           $6.00       9/1/09
                        30,000            1/2/01           $6.50       1/1/11
Eric Sichel             30,000            8/2/01          $10.00       8/2/11

*     The second anniversary of this Meeting.

      On March 8, 2004, the Board of Directors confirmed the reduction to $2.21 per share of the $3.31 per share exercise price of options of purchase 30,000 shares granted on June 13, 2003 to each of three employees. Such options vest in three equal annual installments commencing with the date of grant.

      On February 6, 2004 the Board of Directors authorized the extension of the expiration date from June 30, 2004 to November 30, 2005 of the outstanding Class B Warrants to purchase an aggregate of 681,002 shares of our Common Stock at a price of $5.00 per share. Included among the holders of the Class B Warrants are Richard A. Brown, a Director, who holds, along with his son and an affiliated trust, an aggregate of 156,250 Class B Warrants and Bridge Ventures Inc., a consultant to the Company since December, 2003, which holds 25,000 Class B Warrants.

      See "Proposal to Approve the Company's Stock Option Plan," for the reservation of options which may be provided to employee holders, other than current Directors, of outstanding options with exercise prices which are greater than the exercise price of the options to be granted, such grants to be subject to the holder surrendering the higher priced options. Independent of the options held by Directors, there were outstanding options held by employees with respect to an aggregate of 94,000 shares having an exercise price higher than the closing sale price of $2.90 per share on the Amex on March 9, 2004.

      The Board of Directors authorized the foregoing amendments for the purposes of hopefully generating additional funds through the exercise of the options or warrants, and restoring a principal purpose or purposes of the original grants of the options or warrants to officers, directors and employees, namely a reasonable opportunity for the holder to acquire or increase a proprietary interest in the Company and to restore a meaningful form of noncash compensation. Accordingly the Board of Directors believes it is in the best interest of the Company that the amendments be approved.

      As described under "Election of Directors - Legal Proceedings" a settlement of a litigation with Dr. Atul Mehta entered into the court records is being contested by Dr. Mehta as not having been authorized by him. The settlement, if enforced, includes provisions for the extension of the expiration dates to June 2005 of options previously issued to Dr. Mehta to purchase 770,000 shares of Common Stock. The number and exercise prices are as follows:

         Number of Options                      Exercise Price
         -----------------                      --------------
              270,000                             $10.00
              100,000                               3.00
              200,000                               2.00
              100,000                               1.50
              100,000                               1.00

No assurance can be given that the settlement will be sustained by the court.

VOTE REQUIRED; RECOMMENDATION

      The adoption of the proposal requires the affirmative vote of a majority of the votes present and voting in person and by proxy. Abstentions would have the effect of a negative vote.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
          APPROVE THE PROPOSAL TO APPROVE THE FOREGOING AMENDMENTS TO
                        OUTSTANDING OPTIONS AND WARRANTS

                      ITEM 5. PROPOSAL TO APPROVE SALES OF
                            COMMON STOCK TO DIRECTORS

      In December 2003 the Company completed a private placement of 1,645,000 shares of our common stock to a group of accredited investors at a price of $2.00 per share, exempt from registration under the Securities Act of 1933, as amended pursuant to Regulation D thereunder. The sale was effected through Montauk Financial Group Inc., as Placement Agent, which received a cash commission of $72,500 and, along with its associates, five year warrants to purchase an aggregate of 50,000 shares of our Common Stock at a price of $2.00 per share. The closing sales price of our Common Stock on the Amex on November 26, 2003, the date of closing the private placement was $3.24 per share. The Company has agreed to register under the Securities Act at the Company's expense resales by the purchasers within six months of the closing. The proceeds of the sale and are being used for working capital.

      In view of the Amex listing requirement that sales of securities to officers, directors or their affiliates at a price below market price or book value be approved by the stockholders of the company whose securities are listed, we are seeking approval of our stockholders of the sales of 50,000 shares to Edson Moore Healthcare Ventures Inc. ("Edson Moore"), of which Mr. John A. Moore, our Chairman of the Board is president and a principal stockholder, and 25,000 shares to the co-tenancy of Eric L. Sichel, a Director of the Company and Dana Cernea.

      In view of the substantial number of shares sold we believe that the $2.00 per share selling price was reasonable and fair.

      Approval of the sale of the 70,000 shares requires the affirmative vote of a majority of the shares voting in person or by proxy on the proposal. Abstentions would have the effect of a negative vote.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
            FOR THE PROPOSAL TO APPROVE THE SALE OF THE 70,000 SHARES

                                  AUDITOR FEES

      The following is a description of the fees paid by the Company to Miller Ellin & Co., LLP ("Miller Ellin") during the fiscal year ended March 31, 2003:

      Audit Fees: The Company paid fees of approximately $119,000 to Miller Ellin in connection with its audit of the Company's financial statements for the fiscal year ended March 31, 2003, and its review of the Company's interim financial statements included in the Company's Quarterly Reports on Form 10-Q during the fiscal year ended March 31, 2003, and preparation of the corporate tax returns.

      Financial Information Systems Design and Implementation Fees: The Company did not engage Miller Ellin during the year to provide advice to the Company regarding financial information systems design and implementation.

      Other fees: The Company did not pay any fee to Miller Ellin to perform non-audit services during the year.

PRINCIPAL OFFICE

      The Company's principal office is located at 165 Ludlow Avenue, Northvale, New Jersey 07647, and its telephone number is (201) 750-2646.

                                  OTHER MATTERS

      We are not aware of any matters to be presented at the Annual Meeting other than those described in this proxy statement. However, if other matters which are not known a reasonable time before the solicitation should come before the Annual Meeting, it is intended that the holders of proxies solicited hereby will vote on such matters in their discretion.

A COPY OF THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED MARCH 31, 2003, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

                              STOCKHOLDER PROPOSALS

      Any proposal intended to be presented by a stockholder at the next Annual Meeting of Stockholders must be received by the Company at the address specified below no later than the close of business on November 15, 2004 in order for such proposal to be eligible for inclusion in the Company's proxy statement and form of proxy for the 2004 Annual Meeting. Any proposal should be addressed to Mark
I. Gittelman, Secretary, Elite Pharmaceuticals, Inc., 165 Ludlow Avenue, Northvale, New Jersey 07647 and should be sent by certified mail, return receipt requested.

WHERE YOU CAN FIND MORE INFORMATION

      The Company files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. The SEC maintains an Internet world wide web site that provides access, without charge, to reports, proxy statements and other information about issuers, like Elite, who file electronically with the SEC. The address of that site is http://www.sec.gov.

      You also may obtain copies of these materials by mail from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. These materials are also available from the SEC in person at any one of its public reference rooms. Please call the SEC at l-800-SEC-0330 for further information on its public reference rooms. You may read and copy this information at the following location of the SEC:

                  Public Reference Room
                  450 Fifth Street, N.W.
                  Washington, D.C. 20549

      You can also obtain, without charge, reports, proxy statements and other information, including without limitation, any information we may incorporate by reference herein, about the Company, by contacting: Elite Pharmaceuticals, Inc., 165 Ludlow Avenue, Northvale, New Jersey 07647, Attn: Corporate Secretary, telephone: (201) 750-2646, facsimile: (201) 750-2755.


March [__], 2004                    By Order of the Board of Directors

                                             Mark I. Gittelman, Secretary

                           ELITE PHARMACEUTICALS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 19, 2004

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


      The undersigned hereby appoints Bernard Berk and Mark I. Gittelman, and each of them, with full power of substitution, to vote, as a holder of the common stock, par value $0.01 per share ("Common Stock"), of Elite Pharmaceuticals, Inc., a Delaware corporation (the "Company"), all the shares of Common Stock which the undersigned is entitled to vote, through the execution of a proxy with respect to the 2003 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held at the Union League Club, 38 East 37th Street, New York, New York, 10016, on April 19, 2004 at 10:00 a.m. Eastern time, and any and all adjournments or postponements thereof, and authorizes and instructs said proxies to vote in the manner directed below.

      THE BOARD OF DIRECTORS RECOMMENDS THE VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED BELOW AND PROPOSALS 2, 3, 4 AND 5.

1.    Election of Directors:      John A. Moore, Eric L. Sichel, Harmon Aronson,
                                  Bernard Berk and Thomas Gifford

              FOR all Nominees [_]           WITHHOLD for all Nominees [_]


If you do not wish your shares voted FOR a nominee, draw a line through that person's name above.

2. Proposed to amend the Company's Certificate of Incorporation to increase the number of authorized shares of capital stock.

              FOR[_]       AGAINST[_]       ABSTAIN [_]


3.    Proposal to approve adoption of Company's Stock Option Plan.

              FOR[_]       AGAINST[_]       ABSTAIN [_]


4. Proposal to ratify the amendments of options and warrants described in the proxy statement.

              FOR[_]       AGAINST[_]       ABSTAIN [_]


5. Proposal to approve sales of shares of Common Stock to certain Directors or their affiliates.

              FOR[_]       AGAINST[_]       ABSTAIN [_]

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before such meeting or adjournment or postponement thereof.

            THIS PROXY IS CONTINUED ON THE REVERSE SIDE, PLEASE VOTE,
               SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY.

                                  BACK OF CARD




      PROPERLY EXECUTED AND RETURNED PROXY CARDS WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTIONS TO THE CONTRARY ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NAMED NOMINEES AS DIRECTORS AND PROPOSALS 2, 3, 4 AND 5 AS DESCRIBED ON THE REVERSE SIDE OF THIS CARD.

Your may revoke this proxy at any time before it is voted by (i) filing a revocation with the Secretary of the Company, (ii) submitting a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked; or (iii) attending the Annual Meeting and voting in person. A stockholder's attendance at the Annual Meeting will not by itself revoke a proxy given by the stockholder.

                                            (Please  sign  exactly  as the  name
                                            appears  below.  Joint owners should
                                            each sign. When signing as attorney,
                                            executor, administrator,  trustee or
                                            guardian,  please give full title as
                                            such. If a corporation,  please sign
                                            with   full    corporate   name   by
                                            president   or   other    authorized
                                            officer.  If a  partnership,  please
                                            sign  in  the  partnership  name  by
                                            authorized person.)




Dated:
        ----------------------------       -------------------------------------
                                           Signature

----------------------------------------
PLEASE COMPLETE, SIGN, DATE AND
RETURN THE PROXY CARD PROMPTLY
USING THE  ENCLOSED ENVELOPE.
----------------------------------------


                                           -------------------------------------
                                           Signature, if held by joint owners